Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (the "Agreement") is made and entered into as of ______________, 2008, by and between Narrowstep, Inc., a Delaware corporation (the "Company") and the undersigned stockholder ("Stockholder") of Onstream Media Corporation, a Florida corporation ("ONSM").

A.           Concurrently with the execution of this Agreement, ONSM, Onstream Merger Corp., a Delaware corporation and a wholly-owned subsidiary of ONSM ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger").  Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

B.           As of the date hereof, Stockholder has the power to vote or to direct the voting of the shares of ONSM Common Stock indicated on the signature pages to this Agreement (the “Existing Shares”).

C.           As a material inducement to enter into the Merger Agreement, the Company desires Stockholder to agree, and Stockholder is willing to agree, to vote the Existing Shares, and such other shares of the Company Common Stock over which Stockholder acquires the right to vote after the date hereof (collectively with the Existing Shares, the “Shares”), so as to facilitate consummation of the Merger.

1.           Voting of Shares.

1.1           Agreement to Vote Shares.  Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of ONSM, however called, and in any action by written consent of the stockholders of ONSM, Stockholder shall appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all Shares:  (i) in favor of the approval of the Charter Amendment, CVR Issuance and Share Issuance; and (ii) against any proposal or transaction which would reasonably be likely to prevent or delay the consummation of the Merger or the Merger Agreement.  Stockholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of any provision contained in this Section 1.1.  Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company or voting in Stockholder's sole discretion on any matter other than those matters referred to in the first sentence of this Section 1.1.

1.2           Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to ONSM a proxy in the form attached hereto as Exhibit 1 (the "Proxy"), which shall be irrevocable prior to the termination of this Agreement, with respect to the Shares, subject to the other terms of this Agreement.

1.3           Adjustments Upon Changes in Capitalization.  In the event of any change in the number of issued and outstanding shares of ONSM Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into ONSM Common Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of ONSM, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

2.           Transfer and Other Restrictions.  Stockholder represents, covenants and agrees that, except for the proxy granted in Section 1.2 hereof and as contemplated by this Agreement:  (i) Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof, offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge hypothecation, encumbrance, assignment or other disposition of, or create any Encumbrance of any nature whatsoever with respect to, any or all of the Shares or any interest therein; (ii) Stockholder shall not grant any proxy or power of attorney, of deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting Shares (each a "Voting Proxy") except as provided by this Agreement; and (iii) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy will be effectively revoked upon delivery of the executed Proxy as provided hereby.

3.           Representations and Warranties of Stockholder.  Stockholder represents and warrants to the Company that:

3.1           Authority; Validity.  If such Stockholder is an entity, (i) the Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Stockholder.  This Agreement has been duly executed and delivered by Stockholder.  If this Agreement is being executed in a representative or fiduciary capacity with respect to Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

3.2           Non-Contravention.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not result in the creation of any encumbrance on the Shares (other than those created pursuant to this Agreement) or violate the terms of any contract, agreement or arrangement to which the Stockholder is a party or by which it is bound or to which the Shares may be subject.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is settlor or trustee or any other person or entity, including any governmental entity, whose consent, approval, order or authorization is required by or with respect to Stockholder for the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated hereby.

3.3           Title.  Stockholder has the authority and right to vote the Shares and to grant the Proxy as contemplated hereby.  The Existing Shares set forth on the signature pages hereto are the only shares of ONSM Common Stock as to which Stockholder has the power to vote or to direct the voting thereof.

4.           Effectiveness; Termination; No Survival.  This Agreement shall become effective upon its execution by Stockholder and the Company and upon the execution of the Merger Agreement.  This Agreement may be terminated at any time by mutual written consent of Stockholder and the Company.  This Agreement, and the obligations of Stockholder hereunder, including, without limitation, Stockholder's obligations under Section 1 and Section 2 above, shall terminate, without any action by the parties hereto, upon the earlier to occur of the following:  (i) such date and time as the Charter Amendment, Share Issuance and CVR Issuance shall have been approved by the stockholders of the Company; (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof; and (iii) May 1, 2009.

5.           Further Assurances.  Subject to the terms of this Agreement, from time to time, Stockholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.           Miscellaneous.

6.1           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.2           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.  Any purported assignment in violation of this Section 6 shall be void.

6.3           Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity and Stockholder hereby irrevocably and unconditionally waives any objection in the Company seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means.

6.5           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice).

If to the Company, to:	Narrowstep, Inc.
202 Carnegie Center, Suite 101
Princeton, New Jersey 08540
Facsimile: (609) 845-1776
Attention: David McCourt

with copies to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: John D. Hogoboom, Esq.
Telephone: (973) 597-2382
Facsimile: (973) 597-2383

If to Stockholder, at its address set forth on the signature pages hereto.

6.6           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction to any court in the State of Florida having jurisdiction for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought n any such court has been brought in an inconvenient forum.

6.7           Entire Agreement.  The Merger Agreement, this Agreement and Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties respecting the subject matter hereof.

6.8           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9           Captions.  The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.

6.10          Stockholder Capacity.  Notwithstanding anything herein to the contrary, Stockholder makes no agreement or understanding herein in his capacity as a director or officer of ONSM or any subsidiary or ONSM, and the agreements set forth herein shall in no way restrict Stockholder in the exercise of his fiduciary duties as a director or officer of ONSM or any subsidiary of ONSM or limit or affect any actions taken by Stockholder solely in his capacity as an officer or director of ONSM or any subsidiary of ONSM.  Stockholder has executed this Agreement solely in his capacity as a stockholder of ONSM.

6.11          No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares.  All rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to Stockholder or his affiliates, and the Company shall have no authority to direct Stockholder in the voting or disposition of any Shares, except as otherwise provided herein.

6.12          Waiver of Registration Rights.  Stockholder hereby irrevocably waives all rights to which it or any of its affiliates may be entitled under any registration rights agreement or other arrangement with ONSM or otherwise covering any shares of ONSM Common Stock owned by Stockholder or its affiliates or which Stockholder or its affiliates have the right to acquire.  Such waiver shall terminate and be of no further force in the event that the Merger Agreement is terminated in accordance with its terms; provided, however, that no such termination shall have the effect of reinstating any rights or claims which Stockholder may otherwise have had if the waiver had not been in place.  Any time periods specified in such agreements or other arrangements shall be tolled while such waiver is in effect.  ONSM shall be entitled to rely upon and enforce this Section 6.12 as a third party beneficiary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

NARROWSTEP, INC.

By:
Name:
Title:

STOCKHOLDER:

Stockholder's Address:

Shares that Stockholder has the right to vote or direct the voting of:

Irrevocable Proxy

The undersigned stockholder (“Stockholder”) of Onstream Media Corporation, a Florida corporation (the “Company”), hereby revokes any prior proxy and hereby irrevocably appoints and constitutes _______________, _______________ and ________________ (collectively, the “Proxyholders”), the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote any and all shares of common stock of the Company registered in the name of the Stockholder or as to which the Stockholder has the right to vote or to direct the vote (collectively, the “Shares”) as follows:  the Proxyholders named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special, postponed or adjourned meeting of the Company’s stockholders, and in every written consent in lieu of any such meeting, or otherwise cause any and all shares to be counted as present thereat for purposes of establishing a quorum, (i) in favor of the approval of the Charter Amendment Company Share Issuance and CVR Issuance as such terms are defined in the merger agreement by and among Onstream Merger Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of the Company, with and into Narrowstep, Inc., a Delaware corporation ("Narrowstep"), pursuant to that certain Agreement and Plan of Merger among Narrowstep, Merger Sub, the Company and the Stockholder Representative named therein (the “Merger Agreement”), and (ii) against any proposal or transaction which would reasonably be likely to prevent or delay the consummation of the Merger or the Merger Agreement.

The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date specified below in order to secure the obligations of Stockholders set forth in Section 1.2 of that certain voting agreement entered into concurrently with the Merger Agreement (the “Voting Agreement”), and is irrevocable in accordance with subdivision (e) of Section 607.077 of the Florida Business Corporation Act.

This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.  The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.

Name of Stockholder

Dated:  May ___, 2008